UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2012

Mercury Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Riverneck Road, Chelmsford, Massachusetts 01824

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 256-1300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective at 5:00 p.m. on November 12, 2012, Mercury Computer Systems, Inc. (the “Company”) amended its Restated Articles of Organization with the Massachusetts Secretary of State to change the Company’s name to “Mercury Systems, Inc.” The change in name was approved by shareholders at the Annual Meeting of Shareholders held on October 17, 2012 and was previously approved by the Company’s Board of Directors. Attached as Exhibit 3.1 to this Current Report on Form 8-K (the “Report”) is a copy of the Articles of Amendment for the name change.

Item 7.01 Regulation FD Disclosure.

The management of the Company will present an overview of the Company’s business on November 13, 2012, at the Company’s Thirteenth Annual Investor Conference. Attached as Exhibit 99.1 to this Report is a copy of the slide presentation to be made by the Company at the conference.

This information is being furnished pursuant to Item 7.01 of this Report and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference. This Report will not be deemed an admission as to the materiality of any information in this Report that is being disclosed pursuant to Regulation FD.

Please refer to page 2 of Exhibit 99.1 for a discussion of certain forward-looking statements included therein and the risks and uncertainties related thereto, as well as the use of non-GAAP financial measures included therein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Articles of Amendment

99.1	Presentation materials dated November 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 13, 2012	MERCURY SYSTEMS, INC.

	By:	/s/ Kevin M. Bisson
Kevin M. Bisson
Senior Vice President, Chief Financial Officer, and Treasurer

Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment

99.1	Presentation materials dated November 13, 2012

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